UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 21, 2017 (February 11, 2017)

YULONG ECO-MATERIALS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	001-37459	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eastern End of Xiwuzhuang Village Jiaodian Town, Xinhua Area Pingdingshan, Henan Province People’s Republic of China	467091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  +86-375-8888988

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

Effective February 11, 2017, Ms. Alice Io Wai Wu, Mr. Michael W. Harlan and Mr. Guosheng Liu (together the “Former Directors”) resigned as directors of Yulong Eco-Materials Limited (the “Company”).  The decision by the Former Directors to resign was not the result of any material disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

Appointment of New Director

Effective February 11, 2017, the Company’s board of directors appointed Ms. Junfeng Ma, Mr. Yang Li and Mr. Qingsheng Liu (the “New Directors”) as a new members of the Company’s board of directors to replace the Former Directors.  There is no family relationship among any of the New Directors and any of the Company’s other directors or executive officers. In addition, the Board has approved the appointment of Ms. Junfeng Ma as Company’s interim chairperson of the audit committee. While Company believe Ms. Ma’s accounting experience qualifies her to be the chairperson of the audit committee, the Company is actively searching for a candidate who is an expert with U.S. GAAP rules to chair the audit committee. Ms. Ma will serve as the chairperson of the audit committee during Company’s search.

Junfeng Ma, 41, accepted her appointment as a director for the Company effective on February 11, 2017.   Ms. Ma has been the Vice President of Henan Zhonglian Accounting Firm since January of 2017. Ms. Ma is currently leading large audit projects such as those for the Zhengzhou Pediatric Hospital Center and Luoyang Joint Disease Hospital. From November 2012 to December 2016, Ms. Ma worked for the Zhengzhou Municipal Branch of Ping An Bank for which Ms. Ma served as client manager, small business department chair and also branch president. From January 2000 to October 2012, Ms. Ma served as an auditor for Da Hua CPAs’s Henan provincial branch. Ms. Ma participated in the audit of more than 100 companies, including Henan Sinian Group, Datang Power Group and Aluminum Corporation of China. Ms. Ma obtained her bachelor degree from Henan University in 1996. She is a certified public accountant and valuation appraiser in China. We believe that Ms. Ma’s accounting experience qualifies her to be a member of our board of directors.

Yang Li, 29, accepted her appointment as a director for the Company effective on February 11, 2017.  Since February 2012, Ms. Li has been the General Manager of Henan Yuliang Hotel, managing the general operation of the hotel. From October 2010 to January 2012, Ms. Li worked for Star Cruises Limited, a Singaporean cruise line, as client manager, primarily responsible for the relationship management of VIP clients for the Japan-Taiwan cruise lines. Ms. Li is currently an EMBA candidate at the Zhengzhou University and obtained her bachelor degree from Henan University in 2012. We believe that Ms. Li’s business experience and communication skills qualifies her to be a member of our board of directors.

Qingsheng Liu, 60, accepted his appointment as a director for the Company effective on February 11, 2017.  Mr. Liu has served as the Deputy Commissioner of Henan Provincial Human Resource and Environment Bureau since November 2009. In this capacity, Mr. Liu is responsible for research relating to policy issues involving population growth, environmental protection and resource allocation. Mr. Liu obtained his bachelor degree in foreign language from Zhengzhou University in 1984.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YULONG ECO-MATERIALS LIMITED
Date: February 21, 2017

	By:	/s/ Yulong Zhu
Yulong Zhu
Chief Executive Officer

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